NEWS RELEASE
Five Below, Inc. Announces First Quarter Fiscal 2014 Financial Results
Reports sales increase of 32% to $126 million
Reports GAAP diluted EPS of $0.06; adjusted EPS of $0.07
Updates full year fiscal 2014 guidance
PHILADELPHIA, PA – (June 4, 2014) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the thirteen weeks ended May 3, 2014.

For the thirteen weeks ended May 3, 2014:

•	Net sales increased by 31.8% to $126.0 million from $95.6 million in the first quarter of fiscal 2013; comparable store sales increased by 6.2%.

•
Operating income increased to $5.3 million from $3.2 million in the first quarter of fiscal 2013. Adjusted operating income, which excludes the impact of the founders’ transaction in both periods (see GAAP/Non-GAAP reconciliation table), increased to $6.1 million from $4.7 million in the first quarter of fiscal 2013.

•	The Company opened 19 new stores and ended the quarter with 323 stores in 20 states. This represents an increase in stores of 25% from the end of the first quarter of fiscal 2013.

•
U.S. generally accepted accounting principles, or GAAP, net income was $3.1 million compared to $1.6 million in the first quarter of fiscal 2013. Adjusted net income, which excludes the impact of the founders’ transaction in both periods (see GAAP/Non-GAAP reconciliation table), was $3.6 million compared to $2.5 million for the first quarter of fiscal 2013.

•
GAAP diluted income per common share was $0.06 compared to $0.03 in the first quarter of fiscal 2013. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.07 per share compared to $0.05 per share in the first quarter of fiscal 2013.

Thomas Vellios, Co-Founder and CEO, stated: “We are pleased with our first quarter sales performance as our compelling offering of high-quality, trend-right merchandise drove a solid customer response, particularly in the weeks leading up to Easter. In addition to our comparable store sales increase that came in ahead of our guidance, our new stores continue to demonstrate consistently strong performance across both new and existing markets. This sales performance resulted in the strong increase in earnings per share even as we continue to make the investments in talent, systems, and infrastructure that we believe are so critical to our future success.”

Mr. Vellios added, “With this solid start to fiscal 2014 and our focus on maximizing the potential of our current business, while simultaneously placing equal emphasis on building a solid foundation for the future, we believe we are well-positioned to execute against the short and longer-term goals we have set for ourselves.”

Balance sheet highlights as of May 3, 2014:

•	Cash and cash equivalents: $17.8 million

•
Note Payable: During the first quarter of fiscal 2014, the Company repaid $19.5 million of principal remaining on the term loan and wrote-off deferred financing costs of $0.2 million as a loss on debt extinguishment.

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $37.8 million

Second Quarter and Fiscal 2014 Outlook:
For the second quarter of fiscal 2014, net sales are expected to be in the range of $150 million to $152 million based on opening 27 new stores and assuming a 3% to 4% increase in comparable store sales. GAAP net income is expected to be in the range of $6.8 million to $7.3 million, with a GAAP diluted income per common share range of $0.12 to $0.13 on approximately 54.7 million estimated diluted weighted average shares outstanding.

For fiscal 2014, net sales are expected to be in the range of $675 million to $681 million based on opening 62 new stores for the full year and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $46.6 million to $48.2 million, with a GAAP diluted income per common share of $0.85 to $0.88 on approximately 54.7 million estimated diluted weighted average shares outstanding. Excluding $0.5 million, or $0.01 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be in the range of $47.1 million to $48.7 million, or $0.86 to $0.89 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.8 million.

Conference Call Information:
A conference call to discuss the first quarter fiscal 2014 financial results is scheduled for today, June 4, 2014, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-681-3375 (international callers please dial 719-325-4869) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at www.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877-870-5176 (toll/international 858-384-5517). The pin number to access the telephone replay is 7391136. The replay will be available until June 11, 2014.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2014 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2013 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
farah.soi@icrinc.com

Media Contact:
ICR, Inc.
Alecia Pulman/Jessica Liddell
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	May 3, 2014	February 1, 2014	May 4, 2013
Assets
Current assets:
Cash and cash equivalents	$17,816	$50,184	$36,722
Inventories	98,576	89,377	75,339
Prepaid income taxes	5,981	1,497	621
Deferred income taxes	4,757	4,586	1,441
Prepaid expenses and other current assets	16,605	15,255	10,481
Total current assets	143,735	160,899	124,604
Property and equipment, net	78,046	70,381	61,611
Deferred income taxes	556	232	—
Other assets	296	542	877
	$222,633	$232,054	$187,092

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Current portion of note payable	—	19,500	15,000
Accounts payable	35,524	34,013	27,971
Income taxes payable	13	6,007	558
Accrued salaries and wages	4,083	2,672	2,725
Other accrued expenses	20,210	17,550	13,569
Total current liabilities	59,830	79,742	59,823
Note payable	—	—	19,500
Deferred rent and other	39,558	35,439	31,187
Deferred income taxes	—	—	1,431
Total liabilities	99,388	115,181	111,941
Shareholders’ equity:
Common stock	543	542	540
Additional paid-in capital	287,913	284,622	273,474
Accumulated deficit	(165,211)	(168,291)	(198,863)
Total shareholders’ equity	123,245	116,873	75,151
	$222,633	$232,054	$187,092

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Net sales	$126,004	$95,604
Cost of goods sold	87,069	65,391
Gross profit	38,935	30,213
Selling, general and administrative expenses	33,673	27,024
Operating income	5,262	3,189
Interest expense, net	72	511
Loss on debt extinguishment	244	—
Income before income taxes	4,946	2,678
Income tax expense	1,866	1,108
Net income	3,080	1,570
Net income attributable to participating securities	(20)	(31)
Net income attributable to common shareholders	$3,060	$1,539
Basic income per common share	$0.06	$0.03
Diluted income per common share	$0.06	$0.03
Weighted average shares outstanding:
Basic shares	53,864,972	52,943,243
Diluted shares	54,293,467	53,399,778

FIVE BELOW, INC.

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Operating activities:
Net income	$3,080	$1,570
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,869	2,933
Loss on debt extinguishment	244	—
Loss on disposal of property and equipment	47	—
Amortization of deferred financing costs	5	78
Stock-based compensation expense	1,818	2,359
Deferred income taxes	(495)	(265)
Changes in operating assets and liabilities:
Prepaid income taxes	(4,484)	(585)
Inventories	(9,199)	(14,508)
Prepaid expenses and other assets	(1,354)	941
Accounts payable	1,162	703
Income taxes payable	(5,994)	(6,525)
Accrued salaries and wages	1,411	(1,479)
Deferred rent	3,581	2,405
Other accrued expenses	2,196	602
Net cash used in operating activities	(4,113)	(11,771)
Investing activities:
Capital expenditures	(10,170)	(8,148)
Net cash used in investing activities	(10,170)	(8,148)
Financing activities:
Repayment of note payable under Term Loan Facility	(19,500)	—
Proceeds from exercise of options to purchase common stock	484	158
Repurchase of unvested restricted shares related to stock option exercises	(1)	—
Excess tax benefit related to exercises of stock options	932	402
Net cash (used in) provided by financing activities	(18,085)	560
Net decrease in cash and cash equivalents	(32,368)	(19,359)
Cash and cash equivalents at beginning of period	50,184	56,081
Cash and cash equivalents at end of period	$17,816	$36,722

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Operating income	$5,262	$3,189
Adjustments:
Founders' transaction (1)	858	1,515
Adjusted operating income	$6,120	$4,704

Reconciliation of net income attributable to common shareholders, as reported, to adjusted net income
	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Net income attributable to common shareholders	$3,060	$1,539
Adjustments:
Net income attributable to participating securities	20	31
Net income	3,080	1,570
Adjustments:
Founders' transaction (1)	858	1,515
Less tax benefit	(324)	(627)
Adjusted net income	$3,614	$2,458

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Diluted weighted average shares outstanding	54,293,467	53,399,778
Adjustments:
Unvested and vested restricted stock (2)	363,882	1,056,704
Adjusted diluted weighted average shares outstanding	54,657,349	54,456,482

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share
	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Diluted income per common share, as reported	$0.06	$0.03
Adjustments to numerator:
Founders’ transaction (1)	0.02	0.03
Income tax benefit per share	(0.01)	(0.01)
Adjusted diluted income per common share	$0.07	$0.05

(1)
Founders’ transaction relates to the on-going expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vest through March 2014.

(2)	Assumes the impact of all unvested and vested restricted stock as of the beginning of the period.